Exhibit 10.1

Subscription Letter

October 22, 2026

Board of Directors

WEBUY GLOBAL LTD

90 BRAS BASAH RD, B1-13

Esplanade MRT Station

SINGAPORE 1895626

Dear Sir or Madam

Subscription for Class B Ordinary Shares in WEBUY GLOBAL LTD

I, Bin Xue, hereby subscribe for 138,370 Class B Ordinary Shares of par value of US$0.0000462 each (the Shares) in WEBUY GLOBAL LTD, a Cayman Islands exempted company (the “Company”) at a subscription price of US$0.68 per Share (the Subscription Price), being the Nasdaq Official Closing Price of the class A ordinary shares of the Company (the Class A Ordinary Shares) on the Nasdaq Capital Market under the ticker symbol “WBUY” on October 21 2026, being the trading day immediately preceding the date of this letter, for a total consideration of US$94,091.6 (the Subscription Amount).

The Shares shall be issued subject to the second amended and restated memorandum and articles of association of the Company, and shall not be subject to any additional designations, powers, preferences, rights, qualifications or limitations. The Shares shall rank pari passu in all respect with Class B Ordinary Shares of the Company already in issue.

I confirm that I am not a U.S. person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the Securities Act)), that we are subscribing for the Shares in an offshore transaction in reliance on Regulation S, and that, as an affiliate of the Company, the Shares (and any Class A Ordinary Shares issued on conversion of the Shares) may only be transferred in compliance with the Securities Act.

This letter is governed by Cayman Islands law, and the Cayman Islands courts shall have jurisdiction to resolve any disputes relating to this letter.

[Signature page to follow]

Yours faithfully

/s/ Bin Xue
Name: Bin Xue

[Signature page to subscription letter]